CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Form SB-2/A Amendment No. 2 to Form S-3 on Form SB-2 of DDS Technologies USA, Inc. and Subsidiary of our report dated February 17, 2005, except for Note 15 which is as of April 14, 2005, relating to the consolidated financial statements of DDS Technologies USA, Inc. and Subsidiary as of and for the years ended December 31, 2004 and 2003 and for the period from July 17, 2002 (inception) through December 31, 2004, which appear in this From SB-2/A and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WEINBERG & COMPANY, P.A.
WEINBERG & COMPANY, P.A. Certified Public Accountants

Boca Raton, Florida

July 21, 2005

6100 Glades Road • Suite 314 Boca Raton, Florida 33434 Telephone: 561-487-5765 Facsimile: 561-487-5766	1925 Century Park East • Suite 1120 Los Angeles, California 90067 Telephone: 310-601-2200 Facsimile: 310-601-2201 www.cpaweinberg.com	One Pacific Place, Suite 805 88 Queensway, Hong Kong, P.R.C Telephone: 852-2780-7231 Facsimile: 852-2780-8717